Exhibit 10.17

THIS CONVERTIBLE PROMISSORY NOTE HAS BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

$ .	, 2014

For value received BENECHILL, INC., a Delaware corporation (the “Company”), promises to pay to                              or its assigns (“Holder”) the principal sum of $                , with interest on the outstanding principal amount at the rate of 8% per annum. Interest shall commence with and be computed from the date of each advance under this Note and shall continue on the outstanding principal until paid in full or converted. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

1.    This Convertible Promissory Note (“Note”) is part of a series of similar notes (collectively, the “Notes”) pursuant to the terms of that certain Note Purchase Agreement dated as of June 10, 2014 (as may be amended, the “Agreement”), to the persons listed on the Schedule of Purchasers attached to the Agreement (collectively, the “Holders”), and evidences the proceeds of loans to be made by the Holders to the Company.

2.    All payments of interest and principal shall be in lawful money of the United States of America and shall be made pro rata among all of the Holders. All payments shall be applied first to accrued interest, and thereafter to principal.

3.    In the event that the Company issues and sells shares of its Equity Securities in a single transaction or series of related transactions to investors on or before November 30, 2014 (the “Maturity Date”) in a financing with aggregate gross proceeds to the Company of at least $1,500,000 from parties who are not stockholders of the Company of the date of this Note and who are not strategic investors who have obtained additional business rights that are not granted in typical VC-led financings (a “Qualified Financing”), then the outstanding principal balance and all accrued and unpaid interest under this Note shall automatically convert in whole without any further action by the Holder into the Equity Securities at a conversion price equal to [85%/60%] of the price per share paid by the investors purchasing the Equity Securities, on otherwise the same terms and conditions as given to such investors. If no such Qualified Financing occurs on or before the Maturity Date, then on December 1, 2014 or such earlier date designated by the Required Holders (as defined herein) this Note shall automatically convert into the Company’s Series E Preferred Stock at a conversion price equal to [$1.4195/$1.002]. In addition, upon an initial public offering of the Company or upon the occurrence of an Acquisition or Asset Transfer (as such terms are described in Company’s certificate of incorporation), this Note shall automatically convert into the Company’s Series E Preferred Stock at a conversion price equal to [$1.4195/$1.002]. For the purposes of this Note, the term

“Equity Securities” shall mean the Company’s common stock or preferred stock or any securities conferring the right to purchase the Company’s common stock or preferred stock or securities convertible into, or exchangeable for (with or without additional consideration), the Company’s common stock or preferred stock (excluding the Notes), in each case issued in the Qualified Financing following the date hereof, except that such defined term shall not include any security granted, issued and/or sold by the Company to any employee, director or consultant in such capacity.

4.    In the event of any default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note.

5.    The Company may not prepay this Note prior to the Maturity Date without the consent of the Company and the Holders of 55% of the aggregate principal amount outstanding under the Notes (the “Required Holders”).

6.    Upon the occurrence and continuation of an Event of Default hereunder, at the option and upon the declaration of the Required Holders and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under Section 7(c) or 7(d)), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an Event of Default:

(a)    The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(b)    The Company shall default in its performance of any covenant under the Notes or the Agreement;

(c)    The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(d)    An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.

7.    The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

8.    This Note shall be governed by construed and under the laws of the State of Delaware, without giving effect to conflicts of laws principles.

9.    Any term of this Note may be amended or waived with the written consent of the Company and the Required Holders, as provided in Section 7.5 of the Agreement. Upon the effectuation of such waiver or amendment in conformance with this Section 9, the Company shall promptly give written notice thereof to the record holders of the Notes who have not previously consented thereto in writing.

2.

10.    This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in a form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered Holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

[signature page follows]

3.

IN WITNESS WHEREOF, the Company has duly executed this Note effective as of the day and year first written above.

BENECHILL, INC.

By:
Name: Fred Colen
Title: Chief Executive Officer

(Signature Page to Convertible Promissory Note)

SCHEDULE OF NOTES ISSUED JUNE 2014

NAME	PRINCIPAL AMOUNT – $1.4195 CONVERSION PRICE	PRINCIPAL AMOUNT – $1.002 CONVERSION PRICE	TOTAL
HealthCap V L.P.	$211,249	158,256.50	$369,505.50
OFP V Advisor AB	$3,217	$2,410	$5,627
MedVen Affiliates V, L.P.	$2,907	$0	$2,907
MedVenture Associates V, L.P.	$110,235	$0	$110,235
NGN BioMed Opportunity Annex Fund L.P.	$167,379	$125,391.50	$292,770.50
Rütli Foundation Solon Medical	$115,604.50	$52,465	$168,069.50
Michael Berman	$4,992	$0	$4,992
Fred Colen	$10,566	$7,915.50	$18,481.50
Alexander Marchessini	$12,649.50	$12,649.50	$25,299
TOTAL	$638,799	$359,088	$997,887

SCHEDULE OF NOTES ISSUED JULY 2014

NAME	PRINCIPAL AMOUNT – $1.4195 CONVERSION PRICE	PRINCIPAL AMOUNT – $1.002 CONVERSION PRICE	TOTAL
HealthCap V L.P.	$211,249	158,256.50	$369,505.50
OFP V Advisor AB	$3,217	$2,410	$5,627
MedVen Affiliates V, L.P.	$2,907	$0	$2,907
MedVenture Associates V, L.P.	$110,235	$0	$110,235
NGN BioMed Opportunity Annex Fund L.P.	$167,379	$125,391.50	$292,770.50
Rütli Foundation Solon Medical	$115,604.50	$52,465	$168,069.50
Michael Berman	$4,992	$0	$4,992
Fred Colen	$10,566	$7,915.50	$18,481.50
Alexander Marchessini	$12,649.50	$12,649.50	$25,299
TOTAL	$638,799	$359,088	$997,887

2.